Exhibit 14(a)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated December 27, 2007, relating to the financial statements and financial highlights which appear in the October 31, 2007 Annual Report to Shareholders of Asset Management Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Experts” and “Independent Registered Public Accounting Firm” in such Registration Statement
PricewaterhouseCoopers LLP
Columbus, Ohio
November 24, 2008